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                                                                      EXHIBIT II
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                                GEOKINETICS INC.



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                          SECURITIES PURCHASE AGREEMENT

                           Dated as of April 25, 1997


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                                      UNITS

                                  consisting of

                                  SENIOR NOTES

                                       and

                                    WARRANTS



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                                TABLE OF CONTENTS

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                                                                                                 Page
                                                                                                 ----

                                    ARTICLE I

                      THE UNITS: PURCHASE AND SALE OF UNITS
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    1.1      Authorization and Description of the Units.............................................1
    1.2      Sale and Purchase of the Units.........................................................1
    1.3      Closing................................................................................2
    1.4      Application of Proceeds................................................................2
    1.5      Conditions of Closing..................................................................2


                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    2.1      Organization, Authority and Capitalization of the Company; Stock Ownership.............4
    2.2      Subsidiaries...........................................................................5
    2.3      Qualification; Enforceability..........................................................5
    2.4      Business and Property; Financial Statements............................................6
    2.5      Compliance with Laws, Other Instruments; No Conflicts, etc.............................6
    2.6      Consents and Approvals.................................................................7
    2.7      Litigation.............................................................................7
    2.8      Security Interests.....................................................................7
    2.9      Private Offering.......................................................................8
    2.10     No Defaults; Debt, etc; Liens..........................................................8
    2.11     Full Disclosure........................................................................8
    2.12     Environmental Matters..................................................................8


                                   ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

    3.1      Investment Representation.............................................................10

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


                                   ARTICLE IV

                                    COVENANTS

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    4.1      Financial Statements; Information.....................................................12
    4.2      Certain Restrictions..................................................................14
    4.3      Maintenance of Office.................................................................14
    4.4      Corporate Existence...................................................................15
    4.5      Compliance with Laws; Government Filings..............................................15
    4.6      Environmental Matters.................................................................15
    4.7      Certain Contracts.....................................................................15


                                    ARTICLE V

                                EVENTS OF DEFAULT

    5.1      Events of Default.....................................................................16
    5.2      Appointment of Director...............................................................17


                                   ARTICLE VI

                                  MISCELLANEOUS

    6.1      Expenses..............................................................................17
    6.2      Reliance on and Survival of Representations...........................................18
    6.3      Amendment and Waiver..................................................................18
    6.4      Register..............................................................................19
    6.5      Directly or Indirectly................................................................20
    6.6      Successors and Assigns................................................................20
    6.7      Notices...............................................................................20
    6.8      LAW GOVERNING.........................................................................20
    6.9      SUBMISSION TO JURISDICTION; Service of Process........................................21
    6.10     Headings, etc.........................................................................22
    6.11     Entire Agreement......................................................................22
    6.12     WAIVER OF TRIAL BY JURY...............................................................22
    6.13     No Waiver.............................................................................22
    6.14     Applicable Interest Rate..............................................................23
    6.15     Indemnification.......................................................................23
    6.16     Interpretive Provision................................................................24
    6.17     Severability..........................................................................24
    6.18     Counterparts..........................................................................24
    6.19     Finder's Fee..........................................................................24
    6.20     Pari Passu Rights.....................................................................25

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Schedules:

Schedule 1.2           Purchasers
Schedule 1.4           Use of Proceeds
Schedule 1.5(d)        Subordinated Lenders
Schedule 2.1(b)        Capitalization of the Company
Schedule 2.1(c)        Capitalization of the Subsidiaries
Schedule 2.5           Noncontravention
Schedule 2.6           Required Consents
Schedule 2.7           Litigation
Schedule 2.8           Collateral and Prior Security Interests
Schedule 2.10          Debts; Liens




Exhibits:

Exhibit A              Form of Senior Note
Exhibit B              Form of Warrant
Exhibit C              Form of Consulting and Engagement Agreement
Exhibit D              Form of Opinion of Company Counsel
Exhibit E              Form of Registration Rights Agreement
Exhibit F              Form of Pledge Agreement
Exhibit G-1            Form of Deed of Trust (re Lien Junior to Input/Output)
Exhibit G-2            Form of Deed of Trust (re Lien Junior to Harbin/Murphy
                           Entities)
Exhibit G-3            Form of Deed of Trust (re First Lien)
Exhibit H              Form of Personal Property Security Agreement
Exhibit I              Form of Subordination Agreement


                                     - iv -





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                          SECURITIES PURCHASE AGREEMENT

                  THIS SECURITIES PURCHASE AGREEMENT, dated as of April 25,
1997, between GEOKINETICS INC., a Delaware corporation, and each of the PURCHASERS who have executed this Agreement.

                  WHEREAS, the capitalized terms used herein have the meaning given to such terms in Appendix I; and

                  WHEREAS, the Company has authorized the issuance of and wishes to sell to each Purchaser the number of Units set forth opposite such Purchaser's name in Schedule 1.2; and

                  WHEREAS, each Purchaser wishes to purchase the number of Units set forth opposite such Purchaser's name in Schedule 1.2, subject to the terms and conditions of this Agreement;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and upon the terms and conditions hereinafter set forth, the Company and each Purchaser, intending to be mutually bound, agree as follows:

                                    ARTICLE I

                      THE UNITS: PURCHASE AND SALE OF UNITS

                  1.1 Authorization and Description of the Units.

                  (a) The Company has authorized the issuance and sale of 500
Units, consisting of Senior Notes in the aggregate principal amount of $500,000 and Warrants to purchase an aggregate of 1,000,000 shares of Common Stock. Each
Senior Note shall be in the form of Exhibit A attached hereto and each Warrant in the form of Exhibit B attached hereto, in each case with such appropriate insertions therein to reflect the number of Units so purchased and the date of the purchase.

                  (b) The Senior Notes shall be entitled to the benefits of certain security described in the Security Agreements.

                  1.2 Sale and Purchase of the Units.

                  The Company will sell to each of the Purchasers and each Purchaser severally will purchase from the Company, subject to the terms and conditions of this Agreement and in reliance on the representations, warranties and covenants of the Company and the Subsidiary







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Obligors contained herein and in the Exhibits hereto, such number of Units as are set forth in Schedule 1.2, at the purchase price set forth in Schedule 1.2.

                  1.3 Closing.

                  The initial sale and purchase of Units shall take place on the date hereof (the "Closing") at the offices of Parson & Brown, 666 Third Avenue,
9th Floor, New York, New York 10017. At the Closing the Company will deliver to each Purchaser one or more Senior Notes and one or more Warrants in the aggregate amount to be purchased by each Purchaser, each dated the date of the Closing and registered in the name of such Purchaser, against delivery by each Purchaser of the purchase price therefor by check or wire transfer of such purchase price to such account as the Company shall designate. The failure of any Purchaser to deliver such purchase price shall not excuse any other
Purchaser from delivery of his purchase price. If any Purchaser shall fail to deliver such purchase price at the Closing but within ten Business Days thereafter shall tender such Purchase Price to the Company, the Company shall deliver to such Purchase the Senior Notes and Warrants, dated the actual date of delivery.

                  1.4 Application of Proceeds.

                  The Company shall apply the proceeds from the sale of the Units as set forth in the Schedule 1.4 attached hereto.

                  1.5 Conditions of Closing.

                  Each Purchaser's obligations to purchase and pay for the Units to be purchased by him is subject to satisfaction, prior to or simultaneously with the closing, of the following conditions:

                  (a) The Company shall have delivered (i) a certificate of the Vice President of the Company, dated the Closing Date, certifying that the representations and warranties of the Company contained in this Agreement and any Exhibit to which the Company is a party are true and correct in all material respects and that the Company has performed in all material respects all agreements and complied with all conditions contained in this Agreement and in any Exhibit to which it is a party that are required to be performed or complied with on or before the Closing Date and (ii) a certificate of the Vice President of each Subsidiary Obligor, dated the Closing Date, certifying that the representations and warranties of such Subsidiary Obligor contained in any Exhibit to which such Subsidiary Obligor is a party are true and correct in all material respects and that such Subsidiary Obligor has performed in all material respects all agreements and complied with all conditions contained in any Exhibit to which it is a party that are required to be performed or complied with on or before the Closing Date.

                  (b) The Company shall have delivered (i) a certificate of the Secretary of the Company, dated the Closing Date, certifying as to (A) the certificate of incorporation of the Company and any amendments thereto, (B) the by-laws of the Company, and (C) resolutions of the Board of Directors of the Company authorizing the execution and delivery of the Senior


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Notes, the Warrants, this Agreement and all Exhibits to which the Company is a party and reserving for issuance such number of shares of Common Stock as is required to deliver shares of Common Stock upon exercise of rights therefor as provided in the Senior Notes and the Warrants and (ii) a certificate of the Secretary of each of the Subsidiary Obligors, dated the Closing Date, certifying as to (A) the certificate of incorporation of such Subsidiary Obligor and any amendments thereto, (B) the by-laws of such Subsidiary Obligor, and (C) resolutions of the Board of Directors of such Subsidiary Obligor authorizing the execution and delivery of the Senior Notes and all Exhibits to which such Subsidiary Obligor is a party.

                  (c) The Company shall have delivered to the Purchasers each of the following documents, instruments or certificates: (i) a copy of the Harbin/Murphy Extension, Waiver and Standstill Agreement, duly executed by each of the Harbin/Murphy Entities; and (ii) a copy of the I/O Extension, Waiver and Standstill Agreement, duly executed by Input/Output, Inc.

                  (d) The Company, the Subsidiary Obligors and each of the parties listed on Schedule 1.5(d) attached hereto shall have executed and delivered to the Purchasers the Subordination Agreement.

                  (e) The Company and the Subsidiary Obligors shall have executed and delivered the Security Agreements to which it is a party.

                  (f) The Company shall have executed and delivered to the Purchasers the Registration Rights Agreement and the Consulting and Engagement
Agreement.

                  (g) Each of the other Exhibits hereto shall have been executed and delivered to the Purchasers by the parties thereto.

                  (h) Financing statements on Form UCC-1 relating to the Collateral shall have been executed and delivered to the Purchasers by the Company and the Subsidiary Obligors for filing in those jurisdictions identified by counsel for the Purchasers.

                  (i) Chamberlain, Hrdlicka, White, Williams & Martin, counsel for the Company, shall have delivered to the Purchasers the Opinion of Company
Counsel.

                  (j) All proceedings taken in connection with the authorization, issuance and sale of the Units and the consummation of the transactions contemplated hereby to occur on or prior to the Closing and all documents and papers relating thereto shall be satisfactory in form, scope and substance to the Purchasers and their counsel, and each Purchaser and their counsel shall have received copies (executed or certified as may be appropriate) of such documents and papers as each may reasonably request in connection therewith.

                  (k) The Company shall have paid the reasonable legal fees and other expenses of the Purchasers' counsel and all other expenses for which the Company is obligated to pay pursuant to Section 6.1 and for which the Company shall have received invoices on or prior to the closing.


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                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants as follows:

                  2.1   Organization, Authority and Capitalization of the
                        Company; Stock Ownership.

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own or hold under lease the Collateral and the other property it purports to own or hold under lease, to carry on its business as now conducted, to enter into this Agreement and the other Exhibits to which it is or is to be a party, to issue and sell the Units
(including the Senior Notes and the Warrants), to perform its obligations under this Agreement, the Units (including the Senior Notes and the Warrants), and the other Exhibits to which it is or is to be a party and to consummate the transactions contemplated hereby and thereby. The Company has, by all necessary corporate action (no action of stockholders of the Company being required by law, by its charter or by-laws, or otherwise in connection therewith), duly authorized the execution and delivery of this Agreement, the Units (including the Senior Notes and the Warrants), and the other Exhibits to which it is or is to be a party, the performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby.

                  (b) Schedule 2.1(b) sets forth the authorized capital stock of the Company. All such authorized capital stock has been duly and validly authorized, and either are, or will be when issued, duly and validly issued and outstanding and are, or will be, fully paid and nonassessable. Such capital stock is not subject to any rights (either preemptive or otherwise) or warrants to subscribe for or to purchase, nor any options for the purchase of, nor any agreements providing for the issue (contingent or otherwise) of, nor any calls, commitments or claims of any character relating thereto or any stock or securities convertible into or exchangeable for any capital stock, other than as set forth in Schedule 2.1(b). All securities of the Company have been issued in compliance with the Securities Act and applicable state securities laws. The shares of Common Stock that will be issuable pursuant to the Senior Notes and the Warrants in the manner referred to in the Senior Notes and the Warrants have been duly authorized and reserved for issuance, are not subject to any preemptive or similar rights on the part of the holders of any shares of capital stock or other securities of the Company, and when issued in the manner referred to in the Senior Notes and the Warrants will be validly issued, fully paid and nonassessable.

                  (c) Schedule 2.1(c) sets forth the authorized, issued and outstanding capital stock of each Subsidiary, including the record ownership thereof, and the ownership interests of the Company (direct and indirect), in any other Person. There are no liens on any capital stock of any Subsidiary or on the Company's ownership interests in any other Person, except as set forth


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in Schedule 2.1(c). There are no outstanding rights, options, warrants, conversion rights or agreements for the purchase or acquisition from the Company or any Subsidiary of any shares of capital stock of any Subsidiary or any other securities convertible into or exchangeable for any shares of capital stock of any Subsidiary, except as set forth in Schedule 2.1(c).

                  2.2 Subsidiaries.

                  (a) Each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all requisite corporate power and authority to own or hold under lease the Collateral and other property it purports to own or hold under lease, and to carry on its business as conducted by it.

                  (b) Each of the Subsidiary Obligors has all requisite corporate power and authority to issue the Senior Notes, to enter into the Security Agreements and any other Exhibit to which it is or is to be a party, to perform its obligations under the Senior Notes and under the Security Agreements and other Exhibits to which it is or is to be a party and to consummate the transactions contemplated thereby. Each Subsidiary Obligor has, by all necessary corporate action (no action of stockholders of the Subsidiary Obligor being required by law, by its charter or by-laws, or otherwise in connection therewith), duly authorized the execution and delivery of the Senior Notes and the other Exhibits to which it is or is to be a party, the performance of its obligations thereunder and the consummation of the transactions contemplated thereby.

                  2.3 Qualification; Enforceability.

                  (a) Each of the Company and each Subsidiary is duly qualified or licensed and in good standing as a foreign corporation duly authorized to do business in each jurisdiction in which the nature of the activities or the character of the properties owned or leased makes such qualification or licensing necessary, except for jurisdictions in which the failure to be so qualified would not have a Material Adverse Effect.

                  (b) This Agreement, the Security Agreements, the Senior Notes, the Warrants and the other Exhibits hereto have been (or at the Closing will be, as the case may be) duly executed and delivered by the Company and the Subsidiary Obligors that are a party thereto, and, assuming due execution and delivery by the Purchasers of this Agreement and the Exhibits that require execution by the Purchasers, constitute (or upon execution and delivery at the Closing, will constitute) the legal, valid and binding obligations of the Company and the Subsidiary Obligors, as the case may be, enforceable against the Company and the Subsidiary Obligors, as the case may be, in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect relating to or affecting the enforcement of creditors' rights generally or by the application of equitable principles
(whether such application is considered in equity or in law).


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                  2.4 Business and Property; Financial Statements.

                  The Company has furnished to each Purchaser a true and complete copy of the Unit Offering Disclosure Documents. The Unit Offering
Disclosure Documents correctly describe in all material respects the business and material properties of the Company and its Subsidiaries and the nature of their operations as of the date thereof. The Financial Statements included in the Unit Offering Disclosure Documents, were prepared in accordance with GAAP, applied on a consistent basis throughout the periods specified, and present fairly in all material respects the financial position of the Company and its Subsidiaries for the respective periods specified. Except as specifically described in the Financial Statements contained in the Unit Offering Disclosure
Documents, neither the Company nor any Subsidiary has as of the date thereof any material liabilities, contingent or otherwise, which under GAAP are required to be disclosed therein.

                  2.5  Compliance with Laws, Other Instruments;
                       No Conflicts, etc.

                  (a) Except as set forth in Schedule 2.5, neither the Company nor any Subsidiary is (i) in violation of any term or provision of its corporate charter or by-laws or (ii) in violation of or default under (A) any term or provision of any agreement, indenture, mortgage, instrument, permit or license to which it is a party or by which it or any of its properties may be bound or affected or (B) to the Company's knowledge, any existing statute, law, governmental rule, regulation or ordinance, or any order of any court, arbitrator or Governmental Body applicable to it or its properties (including, without limitation, any statute, law, rule, regulation, ordinance or order relating to occupational health and safety standards, or equal employment practice requirements), the consequences of which violation or default, either in any one case or taken together with all other such violations or defaults,
(x) could have a Material Adverse Effect or (y) could materially and adversely affect the ability of the Company or any Subsidiary Obligor to perform its respective obligations under this Agreement, the Senior Notes, the Warrants or any other Exhibit to which the Company or any Subsidiary Obligor is a party.

                  (b) Except as set forth in Schedule 2.5, neither the execution, delivery or performance by the Company or any Subsidiary Obligor, as the case may be, of thisAgreement, the Senior Notes or the Warrants (including, without limitation, the issuance of Common Stock pursuant to the Senior Notes or the Warrants), or any other Exhibit to which it is a party, nor compliance by the Company or any Subsidiary Obligor with the respective terms hereof and thereof, as the case may be, will result in (i) any violation of or be in conflict with or constitute a default under (A) any term or provision of the corporate charter or by-laws of the Company or any Subsidiary, (B) any term or provision of any agreement, indenture, mortgage, instrument, permit or license to which it is a party or by which it or any of its properties may be bound or affected, or (C) to the Company's knowledge, any existing statute, law, governmental rule, regulation or ordinance, or any order of any court, arbitrator or Governmental Body applicable to it or its properties, or (ii) the creation of (or impose any obligation on the Company or any Subsidiary to create) any lien upon any of the properties or assets of the Company or any Subsidiary, except for any liens in favor of the Purchasers pursuant to the Security Agreements.


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                  2.6 Consents and Approvals.

                  Except for the Required Consents set forth in Schedule 2.6, no consent, approval or authorization of, or filing or registration with, or the taking of any other action in respect of, any Governmental Body or any other
Person (including any trustee or holder of any indebtedness, securities or other obligations of the Company or any Subsidiary) is required (i) for or in connection with the valid execution and delivery by the Company or any Subsidiary Obligor of, or the performance by the Company or any Subsidiary
Obligor of any obligation under, this Agreement or any Exhibit to which it is a party or the consummation by the Company or any Subsidiary Obligor of the transactions contemplated hereby and thereby, including, without limitation, the offer, issue, sale and delivery of the Senior Notes or the Warrants (including without limitation, the issuance of stock pursuant to the Senior Notes or the Warrants) or (ii) as a condition to the legality, validity or enforceability as against the Company or any Subsidiary Obligor of this Agreement or any Exhibit to which it is a party. The Company shall use all reasonable efforts to obtain the Required Consents on or before the Closing. In the event of the failure of the Company to receive the Required Consents within ten Business Days of the date hereof, this Agreement shall terminate, except for the obligations of the Company pursuant to Section 6.1.

                  2.7 Litigation.

                  Except as set forth on Schedule 2.7, there are no actions, suits or proceedings pending (or, to the knowledge of the Company, threatened) against the Company or any Subsidiary or affecting any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Body, which (i) involve any of the Collateral or question the validity or legality of this Agreement, the Senior Notes or the Warrants or any other Exhibit or any action taken or to be taken pursuant hereto or thereto or
(ii) might result, either in any one case or in the aggregate, in (A) a material impairment of the ability of the Company or any Subsidiary Obligor to perform its obligations under this Agreement or any other Exhibit to which it is a party, or (B) a Material Adverse Effect.

                  2.8 Security Interests.

                  Upon execution thereof and delivery of consideration therefor, the Security Agreements will be effective to create in favor of the Purchasers the legal, valid and continuing lien in the Collateral, and upon filings and other actions set forth in the Opinion of Company Counsel, as described in
Section 1.5(i), a perfected security interest in the Collateral, prior and superior to all other existing or future liens arising from any act of the Company or any Subsidiary or of which the Company has knowledge, except to the extent set forth on Schedule 2.8 hereto. The Collateral consists of (i) all assets and properties of the Company and its Subsidiaries that as of the date hereof are not, and as of the Closing Date will not be, subject to any security interest in favor of any Person other than the Purchasers and (ii) all assets and properties of the Company and its Subsidiaries that are subject to prior security interests in favor of Persons other than the Purchasers pursuant to documents or instruments that do not prohibit the granting of any junior lien or security interest with respect to such assets and properties.


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                  2.9 Private Offering.

                  Neither the Company, any Subsidiary Obligor nor any other person acting on behalf of the Company or any Subsidiary Obligor has taken, or will take, any action which would subject the issuance or sale of the Units, Senior Notes or Warrants to Section 5 of the Securities Act or to the registration or qualification requirements of any securities law of the State of New York or the State of Texas.

                  2.10 No Defaults; Debt, etc; Liens.

                  (a) Schedule 2.10 correctly lists (i) all secured and unsecured funded debt of the Company and any Subsidiary and (ii) any liens on any assets of the Company or any Subsidiary, in each case, as of the date hereof. Upon receipt of any Required Consent, no default or event of default, after giving effect to the issuance and sale of the Units and the consummation of the other transactions contemplated by this Agreement and the Exhibits, will exist (or, but for the waiver thereof, would exist) under any instrument or agreement evidencing, providing for the issuance or securing of, or otherwise relating to, any such debt or liens.

                  (b) There is no pending foreclosure with respect to the Collateral or any other assets or properties of the Company or any Subsidiary, and as of the Closing there will not be any pending foreclosure with respect thereto, in each case, whether pursuant to the Harbin/Murphy Foreclosure Notices or otherwise.

                  2.11 Full Disclosure.

                  None of this Agreement, any Exhibit, the Unit Offering
Disclosure Documents or any document, certificate or instrument delivered to the Purchasers by or on behalf of the Company or any Subsidiary Obligor in connection with the transactions contemplated by this Agreement as of their respective dates contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which the same were made, not misleading.

                  2.12 Environmental Matters.

                  (a) To the Company's knowledge, the Company and the Subsidiaries hold all Environmental Permits required under all Environmental
Laws except to the extent failure to have any such Environmental Permit has not had and will not have a Material Adverse Effect.

                  (b) To the Company's knowledge, the Company and the Subsidiaries currently are, and at all times heretofore have been, in compliance with all terms and conditions of all such Environmental Permits and all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in all applicable Environmental
Laws except to the extent failure to comply therewith, in any one case or in the aggregate, has not had and will not have a Material Adverse Effect.


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                  (c) Neither any of the Company nor any Subsidiary has ever received, and, to the Company's knowledge, no predecessor in interest of any the
Company and the Subsidiaries has ever received in respect of any of the Company
Premises, from any Governmental Body or other Person any written notice of, and the Company has no knowledge of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans that could reasonably be expected to interfere with or prevent compliance or continued
compliance in all material respects with the Environmental Permits referred to in Section 2.12(a) or any scheduled renewals thereof or any Environmental Laws, or that could reasonably be expected to give rise to any liability on the part of any the Company and the Subsidiaries or otherwise form the basis of any claim, action, demand, request, notice, suit, proceeding, hearing, study or investigation (collectively, "Environmental Claims") involving any of the
Company and the Subsidiaries based on or related to (i) a violation of any
Environmental Law or (ii) the manufacture, refining, generation, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport, arranging for transport or handling, or the emission, discharge, release or threatened release into the environment, of any Hazardous Substance, other than liabilities or Environmental Claims referred to in this Section 2.12(c) that have not had and will not have, either in any one case or in the aggregate, a
Material Adverse Effect.

                  (d) To the Company's knowledge, there has not been any civil, criminal or administrative action, suit, demand, summons, citation, claim, hearing, notice or demand letter, information request, notice of violation, judgment, order, lien, investigation, study or proceeding pending or threatened against any of the Company or the Subsidiaries, or against any predecessor in interest thereof, in its capacity as such, relating to any such Environmental
Permits or any scheduled renewals thereof or any Environmental Laws that has had or will have, either in any one case or in the aggregate, a Material Adverse
Effect.

                  (e) To the Company's knowledge, (i) no part of the Company
Premises or, so far as is known to the Company, the area surrounding the Company
Premises is being used, or has been used at any time in the past, to manufacture, generate, refine, process, distribute, use, sell, treat, receive, store, dispose of, transport, arrange for transport of, handle, or conduct any other activity involving any Hazardous Substance except in a manner that has been in compliance in all material respects with all applicable Environmental
Laws and Environmental Permits and to an extent that has not had and will not have a Material Adverse Effect; and (ii) neither the Company nor any Subsidiary is conducting or has ever conducted any such activities anywhere else except in a manner that has been in compliance in all material respects with all applicable Environmental Laws and Environmental Permits and to an extent that has not had and will not have a Material Adverse Effect.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

                  Each Purchaser, severally as to himself, represents and warrants as follows:


                                      - 9 -






                  3.1 Investment Representation. (a) The Purchaser of the Senior Notes and of the Warrants hereby acknowledges that the Senior Notes and the Warrants are not being registered (i) under the Securities Act of 1933, as amended (the "Act") or (ii) under any applicable state securities law; and that the Company's reliance on the Section 4(2) exemption of the Act and under applicable state securities laws is predicated in part on the representations hereby made to the Company in the Agreement.

                  (b) The Purchaser of the Senior Notes will not sell or transfer all or any part of the Senior Notes unless and until he shall first have given notice to the Company describing such sale or transfer and, if requested by the Company, furnished to the Company either (a) an opinion, reasonably satisfactory to counsel for the Company, of counsel skilled in securities matters (selected by the Purchaser and reasonably satisfactory to the Company) to the effect that the proposed sale or transfer may be made without registration under the Act and without registration or qualification under applicable state law, or (b) an interpretive letter from the Securities and Exchange Commission to the effect that no enforcement action will be recommended if the proposed sale or transfer is made without registration under the Act. The Purchaser acknowledges that the Senior Notes and the Warrants (and upon any exercise thereof, the certificates representing the Common Stock) subscribed for hereby will bear a legend restricting transfer thereof as follows:

                  "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ISSUED PURSUANT TO A CLAIM OF EXEMPTION FROM THE REGISTRATION OR QUALIFICATION PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS BASED, IN PART, ON AN INVESTMENT REPRESENTATION OF THE PART OF THE PURCHASER THEREOF. THESE SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM."

                  (c) The Company may refuse to recognize a transfer of the Senior Notes or the Warrants on its books should a Purchaser attempt to transfer the Senior Notes or the Warrants otherwise than in compliance with this Section 3.1.

                  (d) The Purchaser has adequate means of providing for his current needs and possible personal contingencies, he anticipates no need now or in the foreseeable future to sell the Senior Notes or the Warrants (or upon any exercise thereof, the Common Stock) which he is purchasing and he can afford the loss of his entire investment in the Company.

                  (e) If an individual, the Purchaser either

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



            (i) has a net worth or joint net worth with spouse which exceeds $1,000,000; or

            (ii) has had an individual income in excess of $200,000 in each of 1995 and 1996 or joint income with spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in 1997.

                  (f) The Purchaser has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of investment in the Company and of making an informed investment decision.

                  (g) Each Purchaser will be the only owner, beneficial or otherwise, of the Senior Notes and the Warrants (and upon any exercise thereof, the Common Stock) being purchased by the Purchaser hereunder.

                  (h) The Purchaser has received and read and is familiar with the Unit Offering Disclosure Documents and confirms that all documents, records and books pertaining to his proposed investment in the Company have been made available to him. The Purchaser is aware that no federal or state agency has passed upon the Senior Notes, the Warrants or the Common Stock or made any finding or determination concerning the fairness of the investment represented thereby.

                  (i) The Purchaser had an opportunity to ask questions of and receive answers from representatives of the Company concerning the terms and conditions of this investment, and all such questions have been answered to the full satisfaction of the Purchaser. The Purchaser understands that no person other than the Company has been authorized to make any representation or warranty other than as contained herein (inclusive of the Exhibits hereto) or in the Unit Offering Disclosure Documents and, if made, such representation may not be relied on unless it is made in writing and signed by the Company. The Company has not rendered any investment or tax advice to the Purchaser with respect to the suitability of an investment in the Senior Notes and the Warrants (and upon any exercise thereof, the Common Stock) or the tax consequences thereof. The Company has urged each Purchaser to consult his own tax adviser concerning any tax matters relating to this investment.

                  (j) The Senior Notes and the Warrants (and upon any exercise thereof, the Common Stock) which Purchaser is acquiring will be acquired for his own account for investment. The Purchaser intends to hold the Senior Notes and the Warrants (and upon any exercise thereof, the Common Stock) indefinitely and he is not purchasing such securities with a view toward distribution in a manner which would require registration under the Securities Act, and he does not presently have any reasons to anticipate any change in his circumstances or other particular occasion or event which would cause him to sell, the Senior Notes and the Warrants (or upon any exercise thereof, the Common Stock) which he is purchasing hereunder, subject, nevertheless, to any requirement of law that the disposition of his property shall at all times be within his control.

                  (k) The Purchaser acknowledges that it has been called to his attention both in the Unit Offering Disclosure Documents and by those individuals with whom he has dealt in connection with his investment in the Company that his investment in the Company involves a high degree of risk.

                  (1) The Purchaser has received no representations or warranties from the Company other than those contained herein (inclusive of the Exhibits hereto) or in the Unit Offering Disclosure Documents or otherwise furnished in writing and signed by the Company.

                  (m) The Purchaser, if a corporation, partnership, trust or other form of business entity: is authorized and otherwise duly qualified to purchase and hold the Senior Notes and the Warrants (and upon any exercise thereof, the Common Stock) and to enter into this Agreement and the Exhibits hereto to which it is a signatory; represents that the purchase of the Senior Notes and the Warrants (and upon any exercise thereof, the Common Stock) will not result in a breach of or violation of the terms or provisions of, or constitute a default under, the certificate of incorporation, by-laws, or other charter document of such entity or any indenture or other agreement or instrument by which the entity or its property is bound, or violate any applicable law, administrative regulation, or court decree; and represents that such entity has its principal place of business as set forth on its signature page and that such entity has not been formed for the specific purpose of acquiring the Senior Notes and the Warrants (or upon any exercise thereof, the Common Stock). If the Purchaser is one of the aforementioned entities, it shall supply any additional written information that may be required by the Company.

                  (n) All of the information that the Purchaser has heretofore furnished or which is set forth in this Agreement and the Schedules and Exhibits hereto with respect to his financial position and business status is correct and complete as of the date of this Agreement and, if there should be any material change in such information prior to the Closing, the Purchaser will immediately furnish the revised or corrected information to the Company.

                                   ARTICLE IV

                                    COVENANTS

                  The Company, so long as any Senior Note shall be outstanding, agrees to perform and comply with each of the following covenants.

                  4.1 Financial Statements; Information.

                  The Company shall furnish to each Holder of the Senior Notes the following:

                  (a) Financial Information. The Company shall send, or cause to be sent, to each Holder (i) its consolidated audited annual financial statements, fairly and accurately presenting in all material respects the financial condition and the results of operations and cash flows of the Company and its Subsidiaries, prepared in accordance with GAAP, as soon as is practicable after the same have been issued but in any case within ninety days of the end of its fiscal year, together with the report thereon by independent public auditors as may be acceptable to the Majority-in-Interest, (ii) its unaudited quarterly consolidated financial statements, of each of the first three fiscal quarters of its fiscal year, fairly and accurately presenting in all material respects the financial condition and the results of operations and cash flows of the Company and its Subsidiaries, prepared in accordance with GAAP, as soon as is practicable after the end of each fiscal quarter but in any case within forty-five days of the end of its fiscal quarters, certified by its duly authorized chief financial officer, together with a certificate signed by its duly authorized chief executive officer or treasurer to the effect that, based upon due inquiry and investigation, during such fiscal quarter no Event of Default, or event which with the passing of time or giving of notice would constitute an Event of Default, occurred, (iii) a copy of any monthly financial report or statement of the Company and/or any of its Subsidiaries as may be prepared by or for the directors of such company or for any other Person, as soon as same is available, and (iv) such financial or other information relating to the Company and its Subsidiaries or any of the transactions contemplated by this Agreement, the Security Agreements or any Exhibit to which the Company or any Subsidiary Obligor is a party, as may be reasonably requested by a Majority-in-Interest of the Holders.

                  (b) Information Delivered to Creditors. Concurrently with the furnishing thereof, copies of any statements, reports or documents relating to the business or condition generally of the Company or any Subsidiary which are furnished by the Company or any Subsidiary to any other holder of funded debt of the Company or Subsidiary, or any notices which are so furnished, in each case pursuant to the terms of any indenture, loan, credit or similar agreement and not otherwise required to be furnished pursuant to any other clause of this
Section 4.1.

                  (c) Commission and Other Reports. Promptly upon their becoming available (and in any event within five Business Days thereafter), copies of (i) all financial statements, reports, notices, proxy statements and other information sent or made available generally by the Company to any class of its security holders (in their capacity as such) or by any Subsidiary to any class of its security holders other than the Company or another Subsidiary, (ii) all regular and periodic reports and all registration statements, forms and prospectuses filed by the Company or any of its Subsidiaries with any securities exchange or with the Commission, and (iii) all press releases and other statements made available generally by the Company or any of its Subsidiaries to the public concerning material developments in the business of the Company or any of its Subsidiaries.

                  (d) Defaults, etc. Promptly upon and in any event within five Business Days after any officer of the Company obtaining knowledge of any condition or event which constitutes a Default or an Event of Default or becoming aware that the Holder of any Senior Note has given any notice or taken any other action with respect to a claimed Default or Event of Default or that any person has given any notice to the Company or any of its Subsidiaries or taken any other action with respect to a claimed default under or in respect of any debt for borrowed money in excess of $100,000 or with respect to the occurrence or existence of any event or condition of such type, written notice in reasonable detail specifying the facts and circumstances of such condition, event or action.

                  (e) Litigation, etc. Promptly and in any event within five Business Days after any officer of the Company obtains knowledge of any litigation, administrative proceeding or judgment (i) affecting the Company or any of its Subsidiaries which involves claims against the Company or its Subsidiaries aggregating, when taken together with all other such litigation, proceedings and judgments, $100,000 which are not considered by the Company, in its reasonable judgment, to be covered by insurance, or (ii) relating in any material way to this Agreement, the Senior Notes, any other Exhibit or any portion of the Collateral, notice thereof specifying in each case in reasonable detail the facts and circumstances surrounding such litigation, proceeding or judgment.

                  4.2 Certain Restrictions.

                  (a) The Company shall not pay any dividend or distribution in respect of any class of its capital stock or make any payment on account of the purchase, redemption or other retirement of any of its shares of capital stock without the prior written consent of the Majority-in-Interest of the Holders of the Senior Notes.

                  (b) Without the prior written consent of the Majority-in-Interest of the Holders of the Senior Notes, for so long as the Senior Notes are outstanding, the Company shall not, and shall not permit any Subsidiary to, mortgage, pledge, create a lien or security interest in or otherwise encumber any assets or property of the Company or any Subsidiary, except as contemplated by (i) any loan or security document specifically referenced in any of the Schedules to this Agreement or (ii) the Senior Notes.

                  (c) Without the prior written consent of the Majority-in-Interest of the Holders of the Senior Notes, the Company shall not, and shall not permit any Subsidiary to, voluntarily liquidate or dissolve, or consolidate or merge with or into any other Person (except where the Company or Subsidiary is the surviving entity and the net worth of such surviving entity is at least equal to the net worth of the Company or Subsidiary, as the case may be, immediately prior thereto), or sell, lease, transfer, contribute or otherwise dispose of all or substantially all of its assets to any other Person (other than sales of inventory and worn out and obsolete assets in the ordinary course of business).

                  4.3 Maintenance of Office.

                  Until the principal of and interest on the Senior Notes has been paid in full to the Holders, (i) the Company and each of the Subsidiary Obligors shall maintain its principal office at a location in the United States of America where notices, presentations and demands in respect of this Agreement and the Senior Notes may be made upon it, and (ii) shall notify each Holder of a Senior Note in writing of any change of location of such office at least 20 days prior to such change of location. Such principal office shall first be maintained at Marathon Oil Tower, 5555 San Felipe, Suite 780, Houston, Texas 77056.

                  4.4 Corporate Existence.

                  The Company will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

                  4.5 Compliance with Laws; Government Filings.

                  The Company shall, and shall cause each of its Subsidiaries to, comply in all material respects with all laws, statutes, rules, regulations and ordinances and all orders of, and restrictions imposed by, any court, arbitrator or Governmental Body in respect of the conduct of the business of the Company or Subsidiary and the ownership of the properties of the Company or Subsidiary (including, without limitation, applicable laws, statutes, rules, regulations, ordinances and orders relating to occupational health and safety standards, consumer protection and equal employment opportunities), except to the extent that the applicability or validity of any such law, statute, rule, regulation, ordinance or order is being contested in good faith by appropriate and timely actions or proceedings diligently pursued, and for which such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made.

                  4.6 Environmental Matters.

                  (a) The Company shall, and shall cause each of its Subsidiaries to, (i) obtain and maintain in full force and affect all Environmental Permits that may be required from time to time in order for the Company and such Subsidiary to comply in all material respects with all Environmental Laws applicable to the Company or such Subsidiaries and (ii) be and remain in compliance in all material respects with all terms and conditions of all such Environmental Permits and with all other limitations, restrictions, conditions, standards, prohibitions, require ments, obligations, schedules and timetables contained in all applicable Environmental Laws.

                  (b) The Company shall not, and shall not permit any of its Subsidiaries to, (i) cause or allow (A) any Hazardous Substance to be present at any time on, in, under or above the Company Premises or any part thereof or (B) the Company Premises or any part thereof to be used at any time to manufacture, generate, refine, process, distribute, use, sell, treat, receive, store, dispose of, transport, arrange for transport of, handle, or be involved in any other activity involving, any Hazardous Substance, or (ii) conduct any such activities described in the foregoing clause (i) on the Company Premises or anywhere else, except, in each case referred to in the foregoing clauses (i) and (ii), in a manner that is in compliance in all material respects with all applicable Environmental Laws and Environmental Permits or to an extent that will not have a Material Adverse Effect.

                  4.7 Certain Contracts.

                  The Company shall notify the Holders of the Senior Notes promptly following receipt of notice of any default or assertion of any material breach under any existing Material Contract, and shall notify the Holders of the Senior Notes promptly following the entering into of any new Material Contract.

                                    ARTICLE V

                                EVENTS OF DEFAULT

                  5.1 Events of Default. In the event that:

                  (i) the Company or any Subsidiary Obligor defaults for more than five days after written notice from any Holder hereof in making any payment required to be made on the Senior Notes; or

                  (ii) any other obligation of the Company or any Subsidiary for the payment of borrowed money in excess of $100,000 becomes or is declared to be due and payable prior to its expressed maturity, unless the validity of any such indebtedness or obligation is being contested in good faith by appropriate proceedings; or

                  (iii) the Company or any Subsidiary Obligor defaults in the observance or performance in any material respect of any of the covenants and agreements (other than covenants and agreements with respect to the payment of principal or interest on the Senior Notes) contained in this Agreement or in any Exhibit hereto and if the same is capable of being cured the continuance of the same for 30 days after the date of such default; or

                  (iv) any warrant of attachment, execution or other writ is levied upon any property or assets of the Company or any Subsidiary in excess of $100,000 and is not discharged or stayed (including stays resulting from the filing of an appeal) within 30 days; or all or any substantial part of the assets or properties of the Company or any Subsidiary are condemned, seized or appropriated by any government or governmental authority; or any order is entered in any proceeding directing winding up, dissolution or split-up of the Company or any Subsidiary; or

                  (v) any representation or warranty of the Company or any Subsidiary Obligor made in this Agreement or any Exhibit hereto or in connection herewith or therewith shall prove to have been false or incorrect or breached in any material respect on the date on which made; or

                  (vi) the security interest in any of the Collateral and proceeds thereof granted to the Purchasers pursuant to the Security Agreement ceases to be a perfected security interest, prior and superior to all other liens (other than such existing liens as are set forth on Schedule 2.8 hereto) and enforceable in accordance with its terms, the Company or any Subsidiary Obligor defaults in the observance or performance in any material respect of any of its obligations under the Security Agreements; or

                  (vii) the Company or any Subsidiary hereafter makes an assignment for the benefit of creditors, or files a petition in bankruptcy as to itself, is adjudicated insolvent or bankrupt, petitions a receiver of or any trustee for the Company or any Subsidiary or any substantial part of the property of the Company or any Subsidiary under any bankruptcy,

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



reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or if there is hereafter commenced against the Company or any Subsidiary any such proceeding and an order approving the petition is entered or such proceeding remains undismissed for a period of 60 days, or the Company or any Subsidiary by any act or omission to act indicates its consent to or approval of or acquiescence in any such proceeding or the appointment of any receiver of, or trustee for, the Company or any Subsidiary or any substantial part of its properties, or suffers any such receivership or trusteeship to continue undischarged for a period of 60 days;

then, and in any such event, and at any time thereafter, if such event shall then be continuing, any Holder as to Section 5.1(i) and 5.1(vi) and a Majority-in-Interest of all Holders as to any other Event of Default may, by written notice to the Company, declare the Senior Notes due and payable, whereupon the same shall be due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived.

                  5.2 Appointment of Director.

                  At any time after October 31, 1997, if principal and interest on the Senior Notes have not been paid in full and the Holders of the Senior Notes shall have received or then be entitled to receive PIK Stock Interest, the Majority-in-Interest may, but need not, designate an individual to serve as a director of the Company, for so long as such Holders shall receive or be entitled to receive PIK Stock Interest. Notwithstanding the foregoing, the Majority-in-Interest shall not be entitled to designate an individual to serve as a director of the Company pursuant to this provision or any similar provision contained in the Senior Notes to the extent, or during any period of time, that any Purchaser is already serving as a director of the Company pursuant to the exercise of any right contained in the Consulting and Engagement Agreement.

                                   ARTICLE VI

                                  MISCELLANEOUS

                  6.1 Expenses.

                  Whether or not the transactions contemplated by Article I hereof are consummated, the Company shall: (a) directly pay the reasonable fees and expenses of special counsel to the Purchasers rendered in connection with such transactions or in connection with any actual or proposed amendment, waiver or consent pursuant to the provisions hereof, and all other expenses in connection with the foregoing (including, without limitation, document production and reproduction expenses); (b) reimburse each Purchaser for his reasonable out-of-pocket expenses in connection with each such actual or proposed amendment, waiver or consent pursuant to the provisions of this Agreement, and any items of the character referred to in clause (a) which shall have been paid by any Purchaser; (d) pay, and save each Purchaser of any Senior Note harmless from and against, any and all liability and loss with respect to or resulting from the nonpayment or delayed payment of any and all placement fees and other liability to pay any agent or finder in connection with the sale of the Senior Notes or the Warrant to each Purchaser;

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



(d) pay all fees and other charges payable in connection with the filings, recordings and registrations contemplated by this Agreement or any other Exhibit in connection with the security provided for the Senior Notes; and (e) pay all documentary, stamp or similar taxes (including interest and penalties) which may be payable in respect of the execution and delivery or issuance (but not the transfer) of any of the Senior Notes or of any amendment of, or waiver or consent under or with respect to, this Agreement, any of the Senior Notes or any other Exhibit and save each Purchaser of the Senior Notes harmless against each Purchaser any loss or liability resulting from nonpayment or delay in payment of any such tax. The obligations of the Company under this Section shall survive payment and transfer of any Senior Notes.

                  6.2 Reliance on and Survival of Representations.

                  All agreements, covenants, representations and warranties of the Company or any Subsidiary Obligor herein or in any Exhibit or in any Financing Document or of (or on behalf of) the Company or any Subsidiary Obligor in any certificate or other instrument delivered pursuant hereto or thereto shall: (a) be deemed to be material and to have been relied upon by each Purchaser, notwithstanding any investigation heretofore or hereafter made by each Purchaser or on his behalf, and (b) survive the execution and delivery of this Agreement and the execution and delivery of the Senior Notes to each Purchaser and any investigation made at any time by him or on his behalf or any disposition of any of the Senior Notes, and all representations and warranties contained in Article II hereof and in any Exhibit hereto and in any Financing Document shall expire and terminate upon payment in full of the Senior Notes including all accrued interest thereon.

                  6.3 Amendment and Waiver.

                  (a) Any term, provision, covenant, agreement or condition of this Agreement, the Senior Notes or the Warrants or any other Exhibit hereto may, with the written consent of the Company, be amended or modified, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by one or more substantially concurrent written instruments signed by the Holder or Holders of not less than 66 2/3% in aggregate unpaid principal amount of all Senior Notes or Warrants, as the case may be, at the time outstanding; provided, that

                  (i) with respect to the Senior Notes no such amendment, modification or waiver shall (A) change the principal of, or change the rate of interest or change the time of payment of principal, or premium, if any, or interest on any of the Senior Notes, (B) change the percentage of Holders of Senior Notes required to accelerate or rescind any acceleration of the Senior Notes, or (C) modify any provision of this Section, without the consent of the Holders of all Senior Notes then outstanding,

                  (ii) with respect to the Warrants no such amendment, modification or waiver shall change the Warrant Price, as provided in the Warrant, without the consent of the Holders of all Warrants then outstanding, and

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



                  (iii) no such amendment, modification or waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon.

                  (b) Any amendment, modification or waiver pursuant to this
Section 6.3 shall apply equally to all the Holders of the Senior Notes or the Warrants, as the case may be, and shall be binding upon them, upon each future holder of any Senior Note or Warrants, as the case may be, and upon the Company (and, with respect to the Senior Notes, the Subsidiary Obligors), in each case, whether or not a notation thereof shall have been placed on any Senior Note. Promptly after any amendment, modification or waiver pursuant to this Section
6.3 has become effective, the Company shall deliver to each Holder of a Senior Note or Warrant, as the case may be, a true and complete copy of the written instruments pursuant to which such amendment, modification or waiver was effected, signed by the Holder or Holders of the requisite percentage and setting forth any such amendment or modification or the terms of any such waiver.

                  (c) Each Holder shall continue to make its own analysis and decisions in taking or not taking action under this Agreement. In no event shall the Majority-in-Interest be deemed to be an agent or fiduciary for the Purchasers, and shall not be required to keep informed as to the performance or observance by the Company of this Agreement or any other document referred to or provided for herein or therein or to inspect the properties or books of the Company. No Holder shall have any duty or responsibility to provide any other Holder with any credit or other information concerning the affairs, financial condition or business of the Company that may come into the possession of such Holder.

                  6.4 Register.

                  (a) The Senior Notes and the Warrants shall be issued in registered form only. The Company shall keep a register (the "Senior Note Register") in which provision shall be made for the registration of the Senior Notes and the registration of transfers of the Senior Notes and a register (the "Warrant Register") in which provisions shall be made for the registration of the Warrants and the registration of transfers thereof. Such Registers shall be kept at the principal office of the Company and the Company is hereby appointed "Senior Note Registrar" and the "Warrant Registrar" for the purpose of registering the Senior Notes and the Warrants, respectively, and transfers of the Senior Notes. Subject to compliance with the provisions of Article III hereof by a transferee, upon surrender for registration of transfer of any Senior Note or Warrant at the principal office of the Company and compliance with the provisions of Section 3.1, if applicable, the Company shall execute and deliver, in the name of the designated transferee, a new Senior Note or Warrant, as the case may be, of a like amount. The Company shall make or cause to be made a notation on each new Senior Note of the amount of all payments of principal previously made on the surrendered Senior Note and the date to which interest accrued on the surrendered Senior Note has been paid. The Company shall treat the individual or entity in whose name each Senior Note is registered on the Senior Note Register or Warrant on the Warrant Register, as the case may be, as the sole and absolute owner thereof, notwithstanding any contrary notice.

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



                  (b) Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Senior Note or Warrant and of a letter of indemnity reasonably satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incident thereto, and upon surrender or cancellation of a Senior Note or Warrant, if mutilated, the Company will make and deliver a new Senior Note or Warrant of like tenor in lieu of such lost, stolen, destroyed or mutilated Senior Note or Warrant.

                  6.5 Directly or Indirectly.

                  Where any provision of this Agreement refers to actions to be taken by any person, or which such person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such person.

                  6.6 Successors and Assigns.

                  All covenants and agreements in this Agreement by or on behalf of the respective parties hereto shall bind and inure to the benefit of their respective successors and, in the case of any Holder of a Senior Note, registered assigns. The provisions of this Agreement are intended to be for the benefit of all Holders from time to time of the Senior Notes, and shall be enforceable by any such Holder, whether or not an express assignment to such Holder of rights under this Agreement has been made by the Purchaser or his successors or assigns.

                  6.7 Notices.

                  Unless otherwise expressly provided in this Agreement, all notices, opinions and other communications provided for in this Agreement shall be in writing and delivered by hand or mailed, first class postage prepaid, return receipt requested or sent by overnight courier, or by confirmed telefax transmission (confirmed by hand-delivered, mailed or overnight courier copy) addressed (a) if to the Company, to the Company at Marathon Oil Tower, 5555 San Felipe, Suite 780, Houston, Texas 77056 (with a copy sent by telefax transmission to it at (713) 850-7330), marked to the attention of the President, with a copy to Chamberlain, Hrdlicka, White, Williams & Martin, 1400 Two Allen Center, 1200 Smith Street, Houston, Texas 77002-4310, telecopy number (713) 658-2553, to the attention of James J. Spring, III, Esq., or at such other address as the Company may hereafter designate by notice to each Holder of Senior Notes or Warrants at the time outstanding, or (b) if to the Purchasers, at the address of each Purchaser as set forth in Schedule 1.2 or at such other address as such Purchaser may hereafter designate by notice to the Company, or
(c) if to any other Holder of any Senior Note or Warrant, at the address of such Holder as it appears on the Senior Note Register or the Warrant Register, as the case may be.

                  6.8 LAW GOVERNING.

                  THIS AGREEMENT AND THE SENIOR NOTES AND ALL AMENDMENTS, SUPPLEMENTS, MODIFICATIONS, WAIVERS AND CONSENTS RELATING HERETO
OR THERETO SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN

ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

                  6.9   SUBMISSION TO JURISDICTION;
                        Service of Process.

                  (a) THE COMPANY (ON BEHALF OF ITSELF AND EACH SUBSIDIARY OBLIGOR) HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK, AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT, THE SENIOR NOTES OR WARRANTS OR ANY OTHER EXHIBIT MAY BE LITIGATED IN SUCH COURTS, AND THE COMPANY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURT.

                  (b) In relation to any dispute arising out of or in connection with this Agreement or any Exhibit, and for the exclusive benefit of the Holders, the Company (on behalf of itself and each Subsidiary Obligor) irrevocably and unconditionally submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York, and to the non-exclusive jurisdiction of any court of the State of New York located in the City and County of New York, for the purposes of any suit, action or other proceeding arising out of, or relating to, this Agreement or any Exhibit or any of the transactions contemplated hereby or thereby, and hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, that it is not personally subject to the jurisdiction of the above named courts for any reason whatsoever, that such suit, action or proceeding is brought in an inconvenient forum, or that the venue of such suit, action or proceeding is improper, or that this Agreement or any Exhibit or the subject matter hereof may not be enforced in or by such courts. The Company (on behalf of itself and each Subsidiary Obligor) hereby agrees that process against it and each Subsidiary Obligor may be served by mail or delivery of service of process in any of the aforementioned action, suits or proceedings to CT Corporation System, 1633 Broadway, New York, New York 10019 (such agent being hereinafter called the "Process Agent"), which the Company (on behalf of itself and each Subsidiary Obligor) hereby irrevocably designates and appoints as its and each Subsidiary Obligor's attorney-in-fact to receive service of process in any action, suit or proceeding with respect to any matter as to which it or any Subsidiary Obligor submits to jurisdiction as set forth above, it being agreed that service to such office or upon such agent shall constitute valid service upon the Company and any Subsidiary Obligor. The Company (on behalf of itself and each Subsidiary Obligor) hereby directs the Process Agent to receive and accept all process on its and each Subsidiary Obligor's behalf. The Company shall promptly notify the Purchasers of any change in the address of the Process Agent and may, with prior notice given to Holders, appoint a successor Process Agent; provided, however, that if the Process Agent shall at any time cease to exist or its agency shall for any reason cease, the Company (on behalf of itself and each Subsidiary Obligor) shall designate forthwith a successor Process Agent in the County and State of New York and shall give prompt notice of such designation to the Holders, together with evidence of the acceptance of any such appointment.

The Company (on behalf of itself and each Subsidiary Obligor) agrees irrevocably to the service of process of any of the aforementioned courts in any suit, action or proceeding described above by mailing of copies of such process to the Company and/or any Subsidiary Obligor at its address specified in Section 6.7 hereof. Nothing herein shall preclude service of process in any other manner permitted by applicable law or prohibit any Holder from commencing legal proceedings against the Company or any Subsidiary Obligor or any of its respective properties in any other jurisdiction.

                  6.10 Headings, etc.

                  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning or construction of any of the terms hereof. Unless otherwise specified, any reference in this Agreement to a particular section, clause or other subdivision, or a particular schedule or exhibit, shall be considered a reference to that section, clause or other subdivision of, or to that schedule or exhibit to, this Agreement.

                  6.11 Entire Agreement.

                  This Agreement (inclusive of the Exhibits hereto) embodies the entire agreement and understanding among the Company (inclusive of the Subsidiary Obligors, as appropriate) and the Purchasers and supersedes all prior agreements and understandings among such parties relating to the subject matter hereof.

                  6.12 WAIVER OF TRIAL BY JURY.

                  TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY EXHIBIT HERETO OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR THE ACTIONS OF THE PURCHASERS IN THE NEGOTIATION OR ENFORCEMENT HEREOF OR THEREOF.

                  6.13 No Waiver.

                  No failure on the part of any Holders of the Senior Notes to exercise any right or remedy hereunder with respect to the Company or any Subsidiary Obligor, whether before or after the happening of an Event of Default, shall constitute waiver of any such subsequent Event of Default or of any other Event of Default. No failure to accelerate the debt of the Company or any Subsidiary Obligor evidenced hereby by reason of an Event of Default or indulgence granted from time to time shall be construed to be a waiver of the right to insist upon prompt payment thereafter; or shall be deemed to be a novation of the Senior Notes or a reinstatement of such debt evidenced hereby or a waiver of such right of acceleration or any other right, or be construed so as to preclude the exercise of any right any Holders of the Senior Notes may have, whether by the laws of the state governing the Senior Notes, by agreement or otherwise; and the Company

(on behalf of itself and each Subsidiary Obligor) hereby expressly waives the benefit of any statute or rule of law or equity that would produce a result contrary to or in conflict with the foregoing.

                  6.14 Applicable Interest Rate.

                  The Holders of the Senior Notes, on the one hand, and the Company and the Subsidiary Obligors, on the other hand, intend that the obligations evidenced by the Senior Notes conform strictly to the applicable usury laws from time to time in force. All agreements between the Company and the Subsidiary Obligors and any Holder of the Senior Notes, whether now existing or hereafter arising and whether oral or written, hereby are expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity hereof or otherwise, shall the amount paid or agreed to be paid to such Holder, or collected by such Holder, by or on behalf of the Company or any Subsidiary Obligor for the use, forbearance or detention of the money to be loaned to the Company or any Subsidiary Obligor hereunder or otherwise, or for the payment or performance of any covenant or obligation contained herein of the Company or any Subsidiary Obligor to such Holder, or in any other document evidencing, securing or pertaining to such indebtedness evidenced hereby, exceed the maximum amount permissible under applicable usury law. If under any circumstances whatsoever fulfillment of any provision thereof or any other document, at the time performance of such provisions shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if under any circumstances any Holder of Senior Notes ever shall receive from or on behalf of the Company or any Subsidiary Obligor an amount deemed interest, by applicable law, which would exceed the highest lawful rate, such amount that would be excessive interest under applicable usury laws shall be applied to the reduction of the principal amount owing hereunder and under the Senior Notes and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal and such other indebtedness, the excess shall be deemed to have been a payment made by mistake and shall be refunded to the Company and/or the Subsidiary Obligors or to any other person making such payment on the Company's or any Subsidiary Obligor's behalf.

                  6.15 Indemnification.

                  In consideration of the execution and delivery of this Agreement by each Purchaser, the Company (on behalf of itself and each Subsidiary Obligor) hereby agrees to indemnify, defend and hold each Purchaser and each Holder from time to time of any Senior Notes, and such Purchaser's and their respective officers and directors, general and limited partners (and directors and officers thereof), employees and agents (herein called the "Indemnitees") free and harmless from and against any and all claims, actions, causes of action, suits or other proceedings (whether or not any such Indemnitee is a party thereto), losses, liabilities and damages, and expenses in connection therewith, including, without limitation, fees and disbursements of counsel, consultants and experts and claims relating to personal injury or property damage (herein called the "Indemnified Liabilities", which term shall not include, however, in respect of any particular Indemnitee, liabilities incurred by reason of the gross negligence or willful misconduct of such Indemnitee) incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to (a) any transaction financed or to be financed in whole or in part directly or indirectly with proceeds from the sale of any Senior Note, or (b) the execution, delivery, performance or enforcement of the Senior Notes, or the consummation of any of the transactions contemplated thereby or (c) any failure of any representation or warranty set forth in Section 2.12 to be true and correct when made or any failure by the Company to comply with any of its covenants or agreements set forth in Section
4.6 or (d) the acquisition, use, operation, disposition, or retention of a lien on or security interest in any property at any time granted or held as collateral security for the Senior Notes or any of them. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company (on behalf of itself and each Subsidiary Obligor) hereby agrees to make the maximum contribution to the payment of each of the Indemnified Liabilities which is permissible under applicable law. The provisions of, and obligations of the Company (on behalf of itself and each Subsidiary Obligor) under, this Section
6.15 shall survive the execution and delivery of this Agreement, the delivery, payment or transfer of any Senior Note, the enforcement of any provision hereof or thereof, the consummation of the transactions to occur on the Closing Date, and any amendments or waivers, and shall be enforceable by each Indemnitee separately or together without necessity of accelerating the maturity of any Senior Notes; and any such Indemnitee seeking to enforce the indemnification provided for hereunder may initially proceed directly against the Company or any Subsidiary Obligor without first resorting to any other rights of indemnification or otherwise that it may have.

                  6.16 Interpretive Provision.

                  Wherever any representation, warranty or other statement made by the Company in this Agreement is limited to the Company's knowledge, such limitation shall mean the actual knowledge or awareness of any person who, on the date hereof, is an executive officer or director of the Company after due inquiry of the circumstances thereof.

                  6.17 Severability.

                  Any provision of this Agreement which shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or enforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  6.18 Counterparts.

                  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                  6.19 Finder's Fee.

                  (a) The Company (on behalf of itself and each Subsidiary Obligor) represents and warrants that it has not incurred any obligation or liability to any broker or finder for any fee or payment with respect to the offering or sale of the Units and agrees to indemnify and hold the Purchasers harmless against any claims or liabilities asserted against them by any person acting or claiming to act as a broker or finder on behalf of the Company or any Subsidiary.

                  (b) Each Purchaser represents and warrants that it has not incurred any obligation or liability to any broker or finder for any fee or payment with respect to the offering or sale of the Units and agrees to indemnify and hold the Company harmless against any claims or liabilities asserted against them by any person acting or claiming to act as a broker or finder on behalf of such Purchaser.

                  6.20 Pari Passu Rights.

                  The rights in and interests of each Purchaser in the Collateral shall be pari passu, regardless of the time of perfection of any such interests, based upon the ratio of (i) the amount of principal and interest owed from time to time by the Company or any Subsidiary Obligor to such Purchaser under the Senior Notes and any notes issued in payment of interest thereon which are held by such Purchaser to (ii) the aggregate amount of principal and interest owed at such time by the Company or any Subsidiary Obligor to all Purchasers under the Senior Notes and any notes issued in payment of interest thereon.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first before written.

                                     COMPANY:

                                     GEOKINETICS INC.

                                     By: /s/ THOMAS J. CONCANNON
                                         ------------------------------------
                                         Name:  Thomas J. Concannon
                                         Title:    Vice President

                                     PURCHASERS:

                                     All those Purchasers whose
                                     signature pages,
                                     substantially in the form
                                     of page 26 hereto (and with
                                     respect to Purchasers from
                                     the State of New York,
                                     substantially in the forms
                                     of pages 26 and 27 hereto
                                     are attached hereto)

                           PURCHASER'S SIGNATURE PAGE

                  The undersigned desiring to become a Purchaser of Units, hereby agrees to all of the terms of the Securities Purchase Agreement dated as of April 25, 1997 among the Company and the Purchasers signatory thereto (the "Agreement") and agrees to be bound by the terms and provisions of the Agreement.


------------------------------------           ---------------------------------
(Signature of Purchaser)                       (Please print name: if signing
                                               for corporation or other entity,
                                               please also print title of
                                               signature and name of entity; if
                                               husband and wife are subscribing
                                               as joint owners, please also
                                               print spouse's name and form of
                                               ownership)


------------------------------------           ---------------------------------
(If husband and wife are subscribing           (Social Security or Tax
as joint owners, signature of spouse)          Identification Number)


------------------------------------
(Address for notice of payment)



------------------------------------
Execution date

                                GEOKINETICS INC.

                           Supplemental Signature Page

                              (New York Investors)

              In connection with my subscription for Units of Geokinetics Inc. (the "Company"), I hereby represent to the Company as follows:

              I understand that this offering of Notes and Warrants (and upon any exercise thereof, Common Stock) of the Company (the "Offering") has not been reviewed by the Attorney General of the State of New York because of the Company's representations that this is intended to be a nonpublic offering under the Federal Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"). I understand that any offering literature used in connection with this offering has not been prefiled with the Attorney General. The securities subscribed for hereby are being purchased for my own account for investment, and not for distribution or resale to others. I agree that I will not sell or otherwise transfer these securities unless they are registered under the Securities Act or unless an exemption from such registration is available. I represent that I have adequate means of providing for my current needs and possible personal contingencies, and that I have not need for liquidity of this investment.

              It is understood that all documents, records and books pertaining to this investment have been made available for inspection by my attorney and/or my accountant and/or my purchaser representative and myself, and that the books and records of the Company will be available upon reasonable notice for inspection by investors at reasonable hours at its principal place of business.

Dated:   April 25, 1997

                                                 -------------------------------
                                                 Name of Investor (Please Print)



                                                 -------------------------------
                                                 Signature

                                   APPENDIX I

                                   DEFINITIONS

              As used in this Agreement the following terms shall have the meanings ascribed thereto:

              "Agreement" means this agreement, as it may be amended from time to time, including all schedules and exhibits thereto.

              "Business Day" means any day other than a Saturday, Sunday or any other day on which commercial banks are required or authorized by law or regulation to be closed in New York, New York.

              "Closing" has the meaning set forth in Section 1.3.

              "Collateral" means the rights and interests of the Company and Subsidiary Obligors in to the property and assets of the Company and the Subsidiary Obligors described and as set forth in Schedule 2.8 hereto and in the Security Agreements.

              "Commission" means the Securities and Exchange Commission or any other United States agency at the time administering the Securities Act.

              "Common Stock" means common stock of the Company having a par value of $.20 per share.

              "Company" means Geokinetics Inc., a Delaware corporation.

              "Company Premises" means real property in which (a) the Company,
(b) any Subsidiary of any person referred to in clause (a) of this definition or
(c) any person which has at any time been a Subsidiary of any person referred to in clause (a) of this definition at any time has or ever had any direct or indirect interest, including, without limitation, ownership thereof, or any arrangement for the lease, rental or other use thereof, or the retention or claim of any mortgage or security interest therein or thereon.

              "Consulting and Engagement Agreement" means that certain consulting and engagement agreement to be entered into between the Company and one of the Purchasers in the form of Exhibit C hereto.

              "Deeds of Trust" means those certain deeds of trust of GPC and HOC in favor of the Purchasers providing for (i) a lien on all assets currently pledged in favor of Input/Output, Inc., junior in priority only to the interests of Input/Output, Inc., all as more fully set forth on Schedule 2.8 hereto, and in the form of Exhibit G-1 hereto, (ii) a lien on all of the assets currently pledged in favor of the Harbin/Murphy Entities, junior in priority only to the interests of the Harbin/Murphy Entities, all as more fully set forth on Schedule
2.8 hereto and in the form of

Exhibit G-2 hereto, and (iii) a first priority lien on all presently unencumbered oil and gas reserve assets of the Company and the Subsidiary Obligors, as identified on Schedule 2.8 hereto, in the form of Exhibit G-3 hereto.

              "Environmental Claims" has the meaning set forth in Section
2.12(c).

              "Environmental Law" any past, present or future Federal, state, local or foreign statutory or common law, or any regulation, ordinance, code, plan, Order, permit, grant, franchise, concession, restriction or agreement issued, entered, promulgated or approved thereunder, relating to (a) the environment, human health or safety, including, without limitation, emissions, discharges, releases or threatened releases of Hazardous Substances into the environment (including, without limitation, air, surface water, groundwater or land), or (b) the manufacture, generation, refining, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport, arranging for transport, or handling of Hazardous Substances,

              "Environmental Permit" means any and all permits, consents, licenses, approvals and registrations of any nature at any time required pursuant to or in order to comply with any Environmental Law.

              "Event of Default" has the meaning set forth in Section 5.1.

              "Exhibit" means any of the exhibits to this Agreement, including such exhibits as executed and delivered pursuant to the terms of this Agreement.

              "Financing Document" means any UCC Financing Statement with respect to the Collateral.

              "Financial Statements" means (i) the consolidated balance sheet of the Company and the Subsidiaries as of December 31, 1996, and the consolidated statement of operations and cash flows for the year ended December 31, 1996, and
(ii) the consolidated balance sheet of the Company and the Subsidiaries as of February 28, 1997, and the consolidated statement of operations and cash flows for the two month period ended February 28, 1997, in each case, together with the notes thereto.

              "GAAP" means generally accepted accounting principles as from time to time set forth in the opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and in statements by the Financial Accounting Standards Board or in such opinions and statements of such other entities as shall be approved by a significant segment of the accounting profession in the United States of America.

              "Governmental Body" means any Federal, state, municipal, local or other governmental department, commission, board, bureau, agency, instrumentality, political subdivision or taxing authority of any country.

              "GPC" means Geokinetics Production Co., Inc., a Texas corporation that is a Subsidiary Obligor.

              "Harbin/Murphy Entities" means Elinor T. Harbin, Elinor T. Harbin Trust, Richard W. Harbin, William H. Murphy and Michael A. Kimmel.

              "Harbin/Murphy Extension, Waiver and Standstill Agreement" means an agreement to be executed and delivered by each of the Harbin/Murphy Entities in favor of the Company, GPC and HOC, providing for (i) an extension through June 30, 1997 of the maturity or other due date of the current outstanding principal amount of all promissory notes issued by the Company in favor of any of them, (ii) a waiver of any and all existing interest payment and/or covenant defaults under such promissory notes and any related loan and security documentation, including the default that was the subject of the Harbin/Murphy Foreclosure Notices and (iii) an agreement not to declare any default or take any other foreclosure or similar action under such notes or any security agreement executed by any of the Company, GPC and HOC in favor of them in connection with any subsequent interest payment or covenant default that may hereinafter occur thereunder at any time during the extension period, which Harbin/Murphy Extension, Waiver and Standstill Agreement shall be in form and substance reasonably satisfactory to the Purchasers and their counsel.

              "Harbin/Murphy Foreclosure Notices" means those certain Notices of Foreclosure Sale, each dated March 10, 1997, executed by or on behalf of the Harbin/Murphy Entities with respect to a public non-judicial foreclosure sale of the mortgaged property conveyed in trust by GPC and HOC to the Harbin/Murphy Entities as security for the promissory notes payable by the Company to the Harbin/Murphy entities, pursuant to those certain Deeds of Trusts, each dated in October of 1996, executed by GPC and HOC in favor of the Harbin/Murphy Entities.

              "Hazardous Substances" collectively, contaminants; pollutants; toxic or hazardous chemicals, substances, materials, wastes and constituents; petroleum products; polychlorinated biphenyls; medical wastes; infectious wastes; asbestos; paint containing lead; and urea formaldehyde.

              "HOC" means HOC Operating Co., Inc., a Texas corporation that is a Subsidiary Obligor.

              "Holder" means initially a Purchaser and thereafter such person who from time to time is the registered Holder of a Senior Note or a Warrant, as the case may be, or a Holder of either.

              "Indemnified Liabilities" has the meaning set forth in Section
6.15.

              "Indemnitees" has the meaning set forth in Section 6.15.

              "I/O Extension, Waiver and Standstill Agreement" means an agreement to be executed and delivered by Input/Output, Inc. in favor of the Company, GPC and HOC, providing for (i) an extension of the maturity or other due date of the current outstanding principal amount of all promissory notes issued by the Company in favor of Input/Output, Inc. until at least September 30, 1997, (ii) a waiver of all existing interest and/or principal payment defaults and covenant defaults under such promissory notes and related loan and security documentation and (iii) an agreement not to declare any default or take any other foreclosure or similar action under such notes or any security agreement executed by any of the Company, GPC and HOC in favor of Input/Output, Inc. in connection with any subsequent interest payment or covenant default that may hereinafter occur thereunder at any time during such extension period, which I/O Extension, Waiver and Standstill Agreement shall be in form and substance reasonably satisfactory to the Purchasers and their counsel.

              "Majority-in-Interest" means the Holders of at least two-thirds of the outstanding principal amount of the Senior Notes or two-thirds of the outstanding Warrants, as the case may be, provided, however, that if fewer than one-half of the principal amount of Senior Notes or Warrants originally issued pursuant to this Agreement are outstanding then Majority-in-Interest means 50.1% of such outstanding principal amount of Senior Notes or Warrants.

              "Material Adverse Effect" means any circumstance or event which is material and adverse to the financial condition or business operations or prospects of the Company and its Subsidiaries, taken as a whole, or which may reasonably be expected to result in or cause an Event of Default.

              "Material Contract" means any contract of the Company or any Subsidiary with any Person that is presently in effect and (i) that either (A) accounted for 10 percent or more of the annual revenues of the Company or any Subsidiary during any of the past three fiscal years or (B) is expected to account for 10 percent or more of the annual revenues of the Company or any Subsidiary during the present fiscal year or (ii) the expiration or termination of which would have a Material Adverse Effect.

              "Opinion of Company Counsel" means the legal opinion of Chamberlain, Hrdlicka, White, Williams & Martin, counsel for the Company, in favor of the Purchasers, in the form of Exhibit D hereto.

              "Person" means a corporation, a partnership, an organization or business, an individual, a government or political subdivision thereof or governmental agency.

              "Personal Property Security Agreement" means that certain security agreement of the Company and the Subsidiary Obligors in favor of the Purchasers providing for a blanket security interest and first priority lien in and on all presently unencumbered assets owned by the Company and the Subsidiary Obligors and identified on Schedule 2.8 hereto, in the form of Exhibit H hereto.

              "PIK Stock Interest" has the meaning set forth in the Senior Note.

              "Pledge Agreement" means that certain pledge agreement of the Company in favor of the Purchasers with respect to all of the capital stock its owns in the Subsidiaries, in the form of Exhibit F hereto.

              "Purchaser" means a person set forth on Schedule 1.2 with respect to that number of Units set forth opposite his name and a person who executes and delivers an identical agreement to this Agreement which is dated within ten Business Days from the date of this Agreement with Schedule 1.2 attached which reflects the name of such Purchaser and the securities so purchased, and Purchasers means two or more Purchasers.

              "Registration Rights Agreement" means that certain registration rights agreement to be entered into between the Company and the Purchasers in the form of Exhibit E hereto.

              "Required Consents" means the approvals, consents and agreements set forth on Schedule 2.6.

              "Securities Act" means the Securities Act of 1933, or any similar United States statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

              "Security Agreements" means (i) the Pledge Agreement, (ii) the Deeds of Trust and (iii) the Personal Property Security Agreement.

              "Senior Note" means a 12% Senior Secured Promissory Note of the Company in the form of Exhibit A.

              "Senior Note Register" has the meaning set forth in Section 6.4.

              "Subordination Agreement" means the agreement of certain holders of indebtedness under certain notes of, or advances to, the Company or its Subsidiaries, as set forth on Schedule 1.5(d) hereto, in favor of the Purchasers, substantially in the form of Exhibit I.

              "Subsidiary" means any corporation or other legal entity 50% or more of the voting stock of which is owned by the Company or another Subsidiary of the Company. For these purposes voting stock means the capital stock or other form of ownership which ordinarily, in the absence of contingencies, entitles the holder to elect corporate directors or persons performing similar functions.

              "Subsidiary Obligor" means: (i) each of the existing Subsidiaries of the Company other than Quantum Geophysical, Inc.; and (ii) any Subsidiary hereafter formed or acquired by the Company, either directly or through one or more other Subsidiaries.

              "Unit" means a unit of securities consisting of a $1,000 principal amount Senior Note and a detachable Warrant, issued by the Company.

              "Unit Offering Disclosure Documents" means the Annual Report on Form 10-KSB of the Company for the year ended December 31, 1996, as filed with the Commission, together with the Financial Statements.

              "Warrant" means a warrant of the Company to purchase two shares of Common Stock for each $1 principal amount of Senior Note, in the form of Exhibit B.

              "Warrant Register" has the meaning set forth in Section 6.4.

                                  SCHEDULE 1.2

                                   PURCHASERS

Name, Address, Telefax No.
and Tax Identification No.                           No. Units
of Purchaser                                         Subscribed For                     Subscription Price
---------------------------                          --------------                     -------------------
Steven A. Webster                                    250                                $250,000
c/o Falcon Drilling Company, Inc.
1900 West Loop South, Suite 1800
Houston, Texas  77027
Telefax No.: (713) 623-8103

William R. Ziegler                                   250                                $250,000
c/o Parson & Brown
666 Third Avenue, 9th Floor
New York, New York  10017
Telefax No.: (212) 682-9112


                           PURCHASER'S SIGNATURE PAGE

              The undersigned desiring to become a Purchaser of Units, hereby agrees to all of the terms of the Securities Purchase Agreement dated as of April 25, 1997 among the Company and the Purchasers signatory thereto (the "Agreement") and agrees to be bound by the terms and provisions of the Agreement.



/s/ WILLIAM R. ZIEGLER                   William R. Ziegler
-------------------------------------    ---------------------------------------
(Signature of Purchaser)                 (Please print name: if signing for
                                         corporation or other entity, please
                                         also print title of signature and name
                                         of entity; if husband and wife are
                                         subscribing as joint owners, please
                                         also print spouse's name and form of
                                         ownership)

 N/A                                     ###-##-####
-------------------------------------    ---------------------------------------
(If husband and wife are subscribing     (Social Security or Tax
as joint owners, signature of spouse)     Identification Number)


c/o Parson & Brown
666 Third Avenue, 9th Floor
New York, New York  10017
-------------------------------------
(Address for notice of payment)


April 25, 1997
-------------------------------------
Execution date

                                GEOKINETICS INC.

                           Supplemental Signature Page

                              (New York Investors)

              In connection with my subscription for Units of Geokinetics Inc. (the "Company"), I hereby represent to the Company as follows:

              I understand that this offering of Notes and Warrants (and upon any exercise thereof, Common Stock) of the Company (the "Offering") has not been reviewed by the Attorney General of the State of New York because of the Company's representations that this is intended to be a nonpublic offering under the Federal Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"). I understand that any offering literature used in connection with this offering has not been prefiled with the Attorney General. The securities subscribed for hereby are being purchased for my own account for investment, and not for distribution or resale to others. I agree that I will not sell or otherwise transfer these securities unless they are registered under the Securities Act or unless an exemption from such registration is available. I represent that I have adequate means of providing for my current needs and possible personal contingencies, and that I have not need for liquidity of this investment.

              It is understood that all documents, records and books pertaining to this investment have been made available for inspection by my attorney and/or my accountant and/or my purchaser representative and myself, and that the books and records of the Company will be available upon reasonable notice for inspection by investors at reasonable hours at its principal place of business.

Dated:   April 25, 1997

                                                 William R. Ziegler
                                                 -------------------------------
                                                 Name of Investor (Please Print)



                                                  /s/ WILLIAM R. ZIEGLER
                                                 -------------------------------
                                                 Signature

                           PURCHASER'S SIGNATURE PAGE

              The undersigned desiring to become a Purchaser of Units, hereby agrees to all of the terms of the Securities Purchase Agreement dated as of April 25, 1997 among the Company and the Purchasers signatory thereto (the "Agreement") and agrees to be bound by the terms and provisions of the Agreement.

/s/ STEVEN A. WEBSTER                    Steven A. Webster
-------------------------------------    ---------------------------------------
(Signature of Purchaser)                 (Please print name: if signing for
                                         corporation or other entity, please
                                         also print title of signature and name
                                         of entity; if husband and wife are
                                         subscribing as joint owners, please
                                         also print spouse's name and form of
                                         ownership)


 N/A                                     ###-##-####
-------------------------------------    ---------------------------------------
(If husband and wife are subscribing     (Social Security or Tax
as joint owners, signature of spouse)    Identification Number)



c/o Falcon Drilling Company, Inc.
1900 West Loop South, Suite 1800
Houston, Texas  77027
-------------------------------------
(Address for notice of payment)



April 25, 1997
-------------------------------------
Execution date